AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is entered into by and among CENTREX, INC., an Oklahoma corporation ("CENTREX"), SAFE WATER TECHNOLOGIES, INC., a Florida corporation ("SWT"), and UTEK CORPORATION, a Delaware corporation ("UTEK").

     WHEREAS, UTEK is the majority shareholder of SWT; and

     WHEREAS, Dr. Luis Garcia-Rubio is the inventor and principal investigator who has discovered and has developed an on-line spectroscopic and turbidimetric technique for detecting, classifying and counting micororganisms, such as cryptosporidium and giardia, in water solutions and related technology,
processes  and  procedures   ("Invention")  covered  by  US  Patent  Application
described in Schedule 1, as to which formal notice of allowance has been received but not yet published ("Patent Applications"); and

     WHEREAS, the University of South Florida ("USF") initially owned the Invention and Patent Applications, but USF has assigned all its rights, titles and interests in the Invention to the University of South Florida Research Foundation ("USFRF"); and

     WHEREAS, SWT has acquired an exclusive worldwide License Agreement ("License") with USFRF, a copy of which is attached hereto as an exhibit, to practice patents covering the Invention and to manufacture, market and commercialize products covered by the Invention; and

     WHEREAS, the parties desire to provide for the terms and conditions upon which SWT will merge into CENTREX in a statutory merger ("Merger") in accordance with 18 Oklahoma Statutes, Section 1082 of the Oklahoma General Business Corporation Act ("Oklahoma Act") and Section 607.1107 of the Corporation Law of Florida ("Florida Act"), upon consummation of which the assets and business of SWT will be owned by CENTREX, all liabilities and obligations of SWT will become the liabilities and obligations of CENTREX, and all issued and outstanding shares of capital stock of SWT will be exchanged for common stock of CENTREX; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(l)(A) of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                                  Sequentially numbered page 172

                                    ARTICLE I
                                   THE MERGER

     1.01. The Merger

     (a) Agreement to Merge. Subject to filing evidence of the Merger with the Secretary of State of Oklahoma, the jurisdiction of the Surviving Corporation and the terms and conditions of this Agreement, at the Effective Time, as defined below, SWT shall be merged with and into CENTREX in accordance with the provisions of this Agreement and the Oklahoma Act; the separate corporate existence of SWT shall cease; and CENTREX shall continue as the surviving corporation ("Surviving Corporation"). The constituent corporations ("Constituent Corporations") to the Merger are CENTREX and SWT. The name of the Surviving Corporation, CENTREX, INC., shall not be changed by reason of the Merger.

     (b) Effective Time. The Merger shall become effective ("Effective Time") upon filing of a Certificate of Merger substantially in the form attached as Exhibit A ("Certificate of Merger") with the Secretary of State of the State of Oklahoma in accordance with applicable provisions of the Oklahoma Act.

     (c) Appointment of Service Agent. CENTREX hereby irrevocably appoints the Secretary of State of the State of Florida as its agent to accept process in Florida in any proceeding for the enforcement of any obligation of any Constituent Corporation in Florida as well as for the enforcement of any obligation of the Surviving Corporation arising from or by reason of the Merger, including any suit or other proceeding to enforce appraisal rights of any shareholder of SWT. CENTREX designates that all such process received by the Secretary of State of Florida shall be sent to CENTREX at 8908 South Yale, Suite 409, Tulsa, Oklahoma 74137-3545.

     (d) Effect of the Merger. At the Effective Time, all rights, powers, privileges, franchises, licenses and permits of the Constituent Corporations, and all property, real, personal and mixed, shall be vested in the Surviving Corporation; and all debts, duties, liabilities and claims of every kind, character and description of the Constituent Corporations shall be debts, duties, liabilities of and claims against of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, duties, liabilities of and claims against had been incurred by it originally. All rights of creditors of the Constituent Corporations and all liens upon property of any Constituent Corporation shall be preserved unimpaired and shall not be altered in any way by reason of the Merger.

     1.02. Conversion of Stock At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of the Constituent
Corporations:

                                                  Sequentially numbered page 173

     (i) Each of the 950,000 shares of SWT that are issued and outstanding at the Effective Time shall be converted into 1 share (or 950,000 shares in the aggregate) of common stock of the Surviving Corporation, as follows:

          SWT Shareholder                     No. of Shares
          --------------                      -------------
          UTEK                                684,000 shares
          USFRF                               190,000 shares
          Ms. Flo Hassell                     76,000 shares

     (ii) All issued and outstanding options, warrants or other rights to acquire any capital stock of SWT at the Effective Time shall by reason of the Merger and without action on the part of the holders of any such rights be automatically canceled for all purposes; and

     (iii) Each share of common stock of CENTREX issued and outstanding at the Effective Time and each right to receive a share of common stock of CENTREX upon the satisfaction of any conditions outstanding at the Effective Time shall remain issued and outstanding and shall not be effected in any manner by reason of the Merger.

     1.03. Effect of Merger.

     (a) Rights in SWT Cease. At and after the Effective Time, the holder of each certificate of common stock of SWT shall cease to have any rights as a shareholder of SWT. All dividends or other distributions with respect to SWT common stock prior to the Effective Time shall be payable to the shareholders of SWT without interest upon surrender of certificates representing SWT common stock.

     (b) Closure of SWT Stock Records. From and after the Effective Time, the stock transfer books of SWT shall be closed, and there shall be no further registration of stock transfers on the records of SWT.

     1.04. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall not be changed by reason of the Merger.

     1.05. Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall not be changed by reason of the Merger.

     1.06. Directors of the Surviving Corporation. The directors of the Surviving Corporation immediately after the Effective Time shall be the persons named in Exhibit B until each of their respective successors is duly elected and qualified.

     1.07. Officers of the Surviving Corporation. The officers of the Surviving Corporation immediately after the Effective Time shall be the persons set forth in Exhibit B until each of their respective successors is duly elected and qualified.

                                                  Sequentially numbered page 174

     1.08. Closing. The Closing of the Merger shall take place at the offices of Frederick K. Slicker, 8908 S. Yale, Suite 410, Tulsa, Oklahoma 74137-3545 at 5:00 p.m. local time upon execution of the Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.01. General Representations and Warranties of SWT and UTEK. SWT and UTEK represent and warrant to CENTREX that the facts set forth below are true and correct:

     (a) Organization. SWT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct SWT's business and operate properties.

     (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of SWT; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and SWT has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

     (c) Capitalization. The authorized capital of SWT consists of 10,000,000 shares of common stock, par value $.001 per share; at the date hereof 950,000 shares of its common stock are issued and outstanding and owned by the shareholders listed in Paragraph 1.02 above, and no shares were held in its treasury. All issued and outstanding shares of common stock of SWT have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of SWT common stock or securities convertible into shares of the common stock of SWT to anyone for any reason whatsoever.

     (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which SWT is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of SWT, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

                                                  Sequentially numbered page 175

     (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to the knowledge of SWT or UTEK threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets, prospects, the Patent Applications, the License, the results of the operations of SWT.

     (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by SWT and UTEK with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, the corporate charter or bylaws of SWT, the Patent Applications, the License, the Research Agreement, or any agreement, contract, instrument, order, judgment or decree to which either UTEK or SWT is a party or by which UTEK or SWT or any of its assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

     (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by SWT or UTEK or performance of the obligations of SWT or UTEK hereunder or under any other agreement to which SWT or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person or prevent the termination of the Patent Applications, the License, or any other material right, privilege, license or agreement relating to SWT or its assets or business.

     (h) Title to Assets. SWT will at Closing have good and marketable title to its assets (tangible and intangible), free and clear of all liens, claims, charges, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever, including the duly executed and delivered License.


     (i) The Patent Applications and the License.

          (i) To the knowledge of UTEK and SWT, the Patent Applications listed in Schedule 1 are valid and are in full force and effect to the extent the Patents have been granted; the Patent Applications which are pending are being prosecuted in good faith with diligence; USFRF has received formal notice of acceptance but patents have not yet been published or formally issued; and neither UTEK nor SWT has any reason to believe that patents will not be issued pursuant to the Patent Applications; and

          (ii) To the knowledge of UTEK and SWT, the Invention does not and will not infringe the intellectual or other rights of another. This representation and warranty is not a representation or warranty that

                                                  Sequentially numbered page 176
               there are no infringing intellectual rights of any other but is a representation and warranty only that neither SWT nor UTEK has any knowledge thereof; and CENTREX acknowledges that neither UTEK nor SWT has conducted an independent investigation to determine whether the Invention infringes the rights of any other party or that the Invention itself is marketable; and

          (iii)The Invention is owned by USFRF, which has all right, power, authority, ownership and entitlement to file, prosecute and maintain in effect the Patent Applications with respect to the Invention listed in Schedule 1 hereto; and

          (iv) Dr. Luis Garcia-Rubio is the only inventor of the Invention, and he has assigned all of his rights, titles, and interests in the Invention to USFRF; and

          (v) The License is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms.

     (j) Liabilities of SWT. SWT has no assets, no liabilities of any kind, character or description except those created by the License, and except for $ in actual out-of-pocket expenses incurred in the Patent Applications.

     (k) Condition of Tangible Assets. All of the tangible assets of SWT have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

     (1) Financial Statements. The unaudited financial statements of SWT attached as Schedule 2.01(1) as of the Closing will present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. SWT has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of SWT except as specifically set forth in the SWT financial statements, including the obligation to maintain the Patent Applications and any patents issued pursuant thereto or in a schedule attached hereto and specifically agreed to by CENTREX.

                                                  Sequentially numbered page 177

     (m) Taxes. All returns, reports, statements and other similar filings required to be filed by SWT with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all sucb tax returns properly reflect all liabilities of SWT for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from SWT by any taxing authority, have been properly paid, except to the extent contested in good faith by appropriate proceedings and reserves have been established in its financial statements to the full extent if the contest is adversely decided against it. SWT has not received any notice of assessment or proposed assessment in connection with any tax returns, SWT has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. SWT has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon SWT.

     (n) Absence of Certain Changes or Events. SWT has not:

          (i) Sold, encumbered, assigned or transferred any of its material assets or its interest in the Patent Applications or the License or any other material asset; or

          (ii) Amended or terminated the License or the Patent Applications; or

          (iii) Suffered any material damage, destruction or loss; or

          (iv) Received notice or has knowledge of any material adverse effect on the Patent Applications or the License or any other material asset or liability of SWT; or

          (v) Made any commitments or agreements for capital expenditures or otherwise; or

          (vi) Entered into any transaction or made any commitment not disclosed to CENTREX; or

          (vii)Agreed to take any of the actions set forth in this paragraph.

                                                  Sequentially numbered page 178

     (o) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to CENTREX and such agreements are in full force and effect without amendment. In addition:

          (i)  There are no  outstanding  unpaid  promissory  notes,  mortgages, indentures, deeds of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to SWT; and

          (ii) There are no outstanding operating agreements, lease agreements or similar agreements by which SWT is bound; and

          (iii)The complete and executed License and the Patent Applications with all schedules, exhibits and amendments related thereto and all material correspondence with the patent authorities relating thereto have been provided to CENTREX; and

          (iv) There are no outstanding licenses to or from others of any intellectual property and trade names; and

          (v) There are no outstanding contracts or commitments to sell, lease or otherwise dispose of any of the property of SWT.

     (p) Compliance with Laws. SWT is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. SWT owns all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and SWT is in full compliance therewith.

     (q) Litigation. There is no suit or action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against SWT, the Patent Applications, the License or affecting its assets or business, and there is no factual basis therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

     (r) Employees. SWT has no employees. SWT is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any of the employees.

                                                  Sequentially numbered page 179

     (s) Employee Benefit Plans. There are no employee benefit plans in effect, and there are no outstanding or unfunded liabilities to employees of SWT.

     (t) Books and Records. The books and records of SWT are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business, financial condition and liabilities.

     (u) No Broker's Fees. Neither UTEK nor SWT has incurred any finder's, broker's, investment banking, financial, advisory or other similar fees or obligations.

     (v) Full Disclosure. All representations or warranties of UTEK and SWT are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by SWT herein or in the exhibits and schedules hereto or any document delivered by SWT or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

     2.02. General Representations and Warranties of CENTREX. CENTREX represents and warrants to UTEK and SWT that the facts set forth are true and correct:

     (a) Organization. CENTREX is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct its business and operate properties.

     (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of CENTREX; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

     (c) Capitalization. The authorized capital of CENTREX consists of 45,000,000 shares of common stock, par value $.001 per share, of which 7,000,000 shares are issued and outstanding immediately, and 5,000,000 shares of Preferred Stock, none of which is issued and outstanding. All issued and outstanding shares of common stock of CENTREX have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. There will be no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of CENTREX common stock or securities

                                                  Sequentially numbered page 180
convertible into shares of its common stock to anyone for any reason whatsoever immediately after the Effective Time, except that CENTREX has adopted an incentive stock option plan and has reserved for issuance thereunder up to 3,000,000 shares, none of which has been currently granted.

     (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which CENTREX is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of CENTREX, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of CENTREX.

     (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by CENTREX with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, its corporate charter or bylaws, or any agreement, contract, instrument, order judgment or decree to which it is a party or by which it or any of the assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

     (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement and performance of the obligations of CENTREX hereunder or under any other agreement to which CENTREX is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to CENTREX or its assets or business.

     (h) Title to Its Assets. CENTREX has good and marketable title to its assets (tangible and intangible), free and clear of all charges, claims, liens, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever.

                                                  Sequentially numbered page 181

     (i) Condition of Tangible Assets. All of its tangible assets have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

     (j) Financial Statements. The unaudited financial statements of CENTREX attached as Schedule 2.02(j) present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. CENTREX has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no material outstanding obligations or liabilities of CENTREX except as specifically set forth in the CENTREX financial statements.

     (k) Taxes. All returns, reports, statements and other similar filings required to be filed by it with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of it for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from it by any taxing authority, have been properly paid, except to the extent it has contested in good faith by appropriate proceedings and adequate reserves have been established in its financial statements to the full extent if the contest is adversely decided against it. CENTREX has not received any notice of assessment or proposed assessment in connection with any tax returns. CENTREX has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. CENTREX has no knowledge of any basis for any additional assessment of taxes. CENTREX has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon it.

     (1) Absence of Certain Changes or Events. CENTREX has not:

          (i) Sold, encumbered, assigned or transferred any of its material assets for less than fair consideration; or

          (ii) Amended or terminated any material agreement; or

          (iii) Suffered any material damage, destruction or loss; or



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          (iv) Received notice or have knowledge of any material  adverse effect on its material assets; or

          (v)  Made any commitments or agreements for capital expenditures; or

          (vi) Entered into any transaction other than in the ordinary course of business consistent with past practice, except that CENTREX has made an offer regarding Food Technology Services, Inc ("FTS") in conjunction with and in full cooperation with UTEK, which proposal has not been acted upon by FTS; and

          (vii) Agreed to take any of the actions set forth in this paragraph.

     (m) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to UTEK:

          (i) All material promissory notes, mortgages, indentures, deeds of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to it; and

          (ii) All material operating agreements and lease agreements; and

          (iii)All material licenses to or from others of any intellectual property and trade names.

     (n) Compliance with Laws. CENTREX is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. CENTREX owns all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and it is in full compliance therewith.

     (o) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against it affecting its assets or business, and there is no factual basis therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

     (p) Employees. CENTREX has 5 part-time employees, four of whom are employed but do not receive cash compensation. CENTREX has no written agreements with its employees.


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


     (q) Employee Benefit Plans and Arrangements. CENTREX has no full-time employee benefit plans in effect, and CENTREX has no unfunded liabilities to employees.

     (r) Books and Records. The books and records of CENTREX are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business and financial condition.

     (s)  No  Broker's  Fees.  CENTREX  has  incurred  no  finder's,   broker's,
investment banking, financial, advisory or other similar fee in connection with this Agreement.

     (t) Full Disclosure. All representations or warranties of CENTREX are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by it herein or in the exhibits and schedules hereto or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

     2.03. Investment Representations of SWT Shareholders. SWT, for itself and for its shareholders, represents and warrants to CENTREX that.

     (a) General. Each shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the shares ("Shares") of common stock of CENTREX issuable pursuant to the Merger. Each shareholder is able to bear the economic risk of the investment in the Shares, including the risk of a total loss of the investment in the Shares. The acquisition of the Shares is for each shareholder's own account and is for investment. Except as permitted by law, each shareholder has no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the Shares. All information that each shareholder has supplied to CENTREX in connection with this Agreement is true and correct. Each shareholder acknowledges that an investment in the Shares involves a very high degree of risk. Each shareholder has conducted all investigations and due diligence concerning CENTREX which it deems appropriate, and each shareholder has found all such information obtained fully acceptable. Each shareholder is knowledgeable about the prospects, business, financial condition, operations and possible acquisitions of CENTREX. Each shareholder has had an opportunity to ask questions of the officers and directors of CENTREX concerning the Shares and the business and financial condition of and prospects for CENTREX, and the officers and directors of CENTREX have adequately answered all questions asked and made all relevant information requested available to each shareholder. Each shareholder understands that success of CENTREX is dependent upon CENTREX's receipt of funds necessary to provide working capital, which may not occur. Each shareholder understands

                                                  Sequentially numbered page 184
and agrees that the following restrictions and limitations are applicable to the purchase, resale and distribution of the Shares pursuant to applicable securities laws.

     (b) Stock Transfer Restrictions.

     (i) Each shareholder is aware that it must bear the full economic risk of an investment in the Shares of CENTREX for an indefinite period of time, because the transaction in which the Shares are being issued has not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state; and, therefore, the Shares cannot be sold, pledged, transferred or otherwise disposed of unless registered under applicable securities laws or an exemption from registration is available. Each shareholder further understands that only CENTREX can take action to register the Shares, and the cost of registration is prohibitive.

     (ii) A legend will be placed on the certificates representing the common stock of CENTREX in substantially the following form:

                             NOTICE OF TRANSFER RESTRICTIONS

     The shares evidenced by this Certificate have been acquired for investment only and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The Shares may not be sold, transferred, pledged or otherwise disposed of without the receipt of an opinion of counsel acceptable to CENTREX that no such registration is required.

     (iii)Stop transfer instructions have been placed in CENTREX's transfer records with respect to the Shares to insure that any transfer or disposition thereof is in full compliance with applicable law. Each shareholder agrees that CENTREX may refuse or delay transfer of the Shares or impose other restrictions on the transfer of the Shares if CENTREX is not satisfied that the transfer is lawful. However, CENTREX acknowledges and agrees that this determination must be made within a reasonable time; and if CENTREX finds the transfer is satisfactory and permitted by applicable law, CENTREX will not refuse or delay the transfer.


                                   ARTICLE III
                                 INDEMNIFICATION

     3.01 By UTEK. UTEK agrees to indemnify, defend and hold harmless CENTREX and its shareholders, directors, officers, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense

                                                  Sequentially numbered page 185

(including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of the: (i) breach, inaccuracy, misrepresentation or untruth of any representation or warranty, or the nonfulfillment of any agreement or covenant of UTEK contained in this Agreement or in any document delivered by UTEK or SWT to CENTREX pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing. The liability of UTEK hereunder may be satisfied by the return to CENTREX of shares of CENTREX common stock issued pursuant hereto valued at the fair market value on the date the breach is discovered to the extent of the breach.

     3.02 By CENTREX. CENTREX agrees to indemnify and hold harmless UTEK and its directors, officers, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense
(including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of: (i) the breach, inaccuracy, misrepresentation or untruth of any representation, warranty, or the nonfulfillment of any agreement or covenant of CENTREX contained in this Agreement or in any document delivered by it to UTEK pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing.

     3.03 Costs. The indemnification rights and obligations of a party hereto shall include the right to receive and the duty to pay and reimburse the indemnified party all its reasonable costs and expenses incurred in the enforcement of its rights hereunder.

     3.04 Survival of Representations and Warranties.

     (a) By UTEK. The representations and warranties made by UTEK shall survive for a period of 3 years after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3 year period. UTEK shall have liability and responsibility for the surviving representations and warranties made by it herein, notwithstanding any due diligence investigation or examination by CENTREX.

     (b) By CENTREX. The representations and warranties made by CENTREX shall survive for a period of 3 years after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 3 year period. CENTREX shall have liability and responsibility for the surviving representations and warranties made to CENTREX, notwithstanding any due diligence investigation or examination by UTEK.

     3.05 Limitations on Liability. Notwithstanding any other provision herein to the contrary, neither party hereto shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts

                                                  Sequentially numbered page 186
individually when added to all other such amounts in the aggregate exceeds $5,000, and then such liability shall apply only to matters in excess of $5,000.

     3.06 Rights of Indemnitors. The indemnified party shall notify the indemnifying party of the assertion or commencement of such action, claim or proceeding within a reasonable period of time or, if citation or service of process has been made, within 15 days thereafter. The indemnified party may, at its option and at its sole expense, participate in the defense of and contest any such action, claim or proceeding; provided, however, the indemnified party shall at all times also have the right to participate fully therein. If the indemnifying party, within a reasonable time after receiving such notice, fails to participate, the indemnified party shall have the right, but shall not be obligated, to undertake the defense of the action, claim or proceeding for the account of and at the risk of the indemnifying party; provided, however, in the event that the indemnified party shall determine to compromise or settle (exercising its judgment in good faith) any such action, claim or proceeding, the indemnified party shall be required to give the indemnifying party 15 days' notice of such determination after its receipt of actual notice of the claim. The indemnified party shall then be entitled to compromise or settle the action, claim or proceeding for the account of and at the risk of the indemnifying party; provided, however,the settlement shall be effective without the consent of both the indemnifying and indemnified parties, which consent shall not be reasonably withheld. The parties agree that any indemnified party may join any indemnifying party in any action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such indemnified party pursuant to this Agreement.

     3.07 Additional Rights. Any right of indemnity of any party pursuant to this Agreement shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Agreement, any document or instrument executed in connection with the consummation of the transaction contemplated hereby or otherwise.

                                   ARTICLE IV
                                   ARBITRATION

     In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties hereto, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution thereof, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that all arbitrations shall be conducted in Tulsa, Oklahoma, unless the parties mutually agree to the contrary. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All


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                                                  Sequentially numbered page 187
awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding.

                                    ARTICLE V
                                  MISCELLANEOUS

     No party may assign any right or obligation hereunder the Agreement without the written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

                                   ARTICLE VI
                          PIGGYBACK REGISTRATION RIGHTS

     CENTREX covenants and agrees that if it files with the Securities and Exchange Commission an underwritten registration statement on SEC Form SB-1 or SB-2 or Form S-1 or its equivalent, which includes the offer of shares owned by shareholders of CENTREX, CENTREX will use its best efforts to include some or all of the shares of CENTREX common stock issued to and then held by UTEK pursuant to this Agreement. lf the underwriters include any selling shareholder shares, UTEK shall be permitted to include some or all of its CENTREX shares on a pro rata basis to the extent and upon the same terms and conditions as other CENTREX shareholders are permitted to have their CENTREX shares included in the proposed offering. If the underwriters do not permit for any reason the inclusion of selling shareholder shares in the offering, UTEK shares shall also not be included. It is the expressed intent of this Article that UTEK be treated exactly the same as any other selling CENTREX shareholder in connection with any underwritten offering of CENTREX common stock, no better and no worse. If CENTREX proposes an underwritten offering, CENTREX will give UTEK 15 days' prior written notice thereof, and UTEK shall give CENTREX notice within 10 days thereafter of UTEK's desire as to the number of shares, if any, that UTEK desires to

                                                  Sequentially numbered page 188
include in the offering. CENTREX will notify the lead underwriters of UTEK's desire, and CENTREX will include UTEK shares in accordance with this Article. As a condition of including any UTEK shares in the offering, UTEK shall (i) sign all underwriting agreements, representations, warranties, certificates and other papers as the underwriters require of UTEK and other CENTREX shareholders whose shares are to be included in the offering; (ii) pay pro rata all costs of the offering to the same extent as other CENTREX selling shareholders are required to pay; and (iii) take all other actions and do all other things as are required of other selling shareholders. Failure of UTEK to respond within 10 days after notice of CENTREX's intention to file an underwritten offering shall constitute a waiver of the rights set forth in this Article.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this 17th day of September, 1999.



CENTREX, INC.                             SAFEWATER TECHNOLOGIES, INC.

By:/ s /  Gifford M. Mabie                By:/ s /  Uwe Reischl
---------------------------               -----------------------
Gifford M. Mabie, President               Uwe Reischl, President

                                          UTEK Corporation

                                          By:/ s /  Clifford M. Gross
                                          ---------------------------
                                          Dr. Clifford M. Gross, Chief Executive
                                          Officer





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